EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-228735, No. 333-265905) pertaining to the 2018 Omnibus Incentive Plan of Avid Bioservices, Inc.,

(2)	Registration Statements (Form S-8 Nos. 333-208466, No. 333-192794, No. 333-185423, No. 333-178452) pertaining to the 2011 Stock Incentive Plan of Avid Bioservices, Inc.,

(3)	Registration Statement (Form S-8 No. 333-171067) pertaining to the 2010 Stock Incentive Plan and 2010 Employee Stock Purchase Plan of Avid Bioservices, Inc.,

(4)	Registration Statement (Form S-8 No. 333-215053) pertaining to the 2010 Employee Stock Purchase Plan of Avid Bioservices, Inc.,

(5)	Registration Statement (Form S-8 No. 333-274399) pertaining to the Deferred Compensation Plan of Avid Bioservices, Inc.; and

(6)	Registration Statement (Form S-3 No. 333-257526) of Avid Bioservices, Inc.;

of our report with respect to the consolidated financial statements of Avid Bioservices, Inc. dated June 21, 2023, except for the effects of the restatement disclosed in Note 1, and Note 11 of the financial statements, as to which the date is April 24, 2024, and our report with respect to the effectiveness of internal control over financial reporting of Avid Bioservices, Inc. dated June 21, 2023, except for the effect of the material weakness described in the third paragraph, as to which the date is April 24, 2024, included in this Form 10-K/A, for the year ended April 30, 2023.

/s/ Ernst & Young LLP

Irvine, California

April 24, 2024